Exhibit 10.14

AMENDED AND RESTA'T'ED
TERMINATION OF THE FIRST
AMENDED AND RESTATED
SHAREHOLDER'S AGREEMENT

WHEREAS, Internal Fixation Systems, Inc. (the "Company"), Kenneth West, Matthew Endara, Christopher Endara, Dr. Jaime Carbonell and Dr. Stephen Dresnick have previously entered into that certain First Amended and Restated Shareholder's Agreement, dated as of May 15, 2009 (the "Agreement");

WHEREAS, the parties to the Agreement have previously entered into that certain Termination of the First Amended and Restated Shareholders' Agreement, dated as of March 18, 2010; and

WHEREAS, the parties to the Agreement desire by mutual agreement to clarify that the Agreement is terminated in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Agreement be, and hereby is, terminated in its entirety.

2. There are no agreements, warranties or representations relating to the Agreement which are not set forth therein or herein. This Amended and Restated Termination may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto. This Amended and Restated Termination may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Termination as of February 1, 2011.

INTERNAL FIXATION SYSYTEMS, INC

By:	/s/ Stephen Dresnick
Name: Dr. Stephen Dresnick
Title: President and Chief Executive Officer

/s/ Stephen Dresnick
Dr. Stephen Dresnick

/s/ Matthew Endara
Matthew Endara

/s/ Christopher Endara
Christopher Endara

/s/ Jaime Carbonell
Dr. Jaime Carbonell

/s/ Kenneth West
Kenneth West